Exhibit 99.1

Tanger Factory Outlet Centers, Inc.

News Release

IMMEDIATE RELEASE

Tanger Factory Outlet Centers, Inc. Announces Redemption of Preferred Shares

Greensboro, NC, November 10, 2010 -- Tanger Factory Outlet Centers, Inc. (NYSE: SKT) (the “Company”) today announced that it will call for redemption all of its outstanding Class C Preferred Shares (the “Preferred Shares”). The Company has set December 9, 2010 as the redemption date on which all outstanding Preferred Shares will be redeemed. The redemption price will be $25.00 per Preferred Share, plus all accrued and unpaid dividends up to and including the redemption date, without interest. From the redemption date forward, dividends on the Preferred Shares will no longer accrue, and holders of the Preferred Shares will have no rights as holders of such shares other than the right to receive the $25.198 redemption price.

As of November 10, 2010, 3,000,000 shares of Preferred Shares were outstanding. The notice of redemption and related materials will be mailed to registered holders of the Preferred Shares on  November 10, 2010. Certificates representing the Preferred Shares are to be surrendered to Computershare Trust Company, N.A. as redemption agent at:

By Mail: Computershare Trust Company, N.A. P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Trust Company, N.A. Attn: Corporate Actions 250 Royall Street Canton, MA 02021

Questions relating to, and requests for additional copies of, the notice of redemption and the related materials should be directed to the redemption agent at (800) 546-5141. If you hold shares with a broker (in “street name”), you should contact your broker for further information about receiving payment for your Preferred Shares.

Tanger’s common shares trade on the New York Stock Exchange under the symbol “SKT”, and Tanger’s Preferred Shares trade on the New York Stock Exchange under the symbol “SKT-PC”.

About Tanger Factory Outlet Centers

Tanger Factory Outlet Centers, Inc., (NYSE:SKT), is a publicly traded REIT headquartered  in Greensboro, North Carolina that presently operates and owns, or has an ownership interest in, a portfolio of 33 upscale outlet shopping centers in 22 states coast to coast, totaling approximately 10.2 million square feet leased to over 2,100 stores operated by 375 different brand name companies. More than 150 million shoppers visit Tanger Outlet Centers annually.  For more information on Tanger Outlet Centers, call 1-800-4 TANGER or visit the company’s web site at www.tangeroutlet.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the redemption of our Class C Preferred Shares. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words ‘believe’, ‘expect’, ‘should’, ‘intend’, ‘anticipate’, ‘estimate’, ‘project’, or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and local real estate conditions, the company’s ability to meet its obligations on existing indebtedness or refinance existing indebtedness on favorable terms, the availability and cost of capital, the company’s ability to lease its properties, the company’s inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, and competition. More detailed information about these and other factors is set forth in the section entitled “Business” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, including the subheadings entitled “Recent Developments,” “The Outlet Concept,” “Our Outlet Centers,” “Business Strategy,” “Growth Strategy,” “Operating Strategy,” “Capital Strategy,” “Competition,” and the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Contact:
Frank C. Marchisello, Jr.
Executive Vice President and CFO
(336) 834-6834

Mona J. Walsh
Assistant Vice President Corporate Communications
(336) 856-6021

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